Exhibit 99

Velocity Financial, Inc. Reports Second Quarter 2023 Results

Second Quarter Highlights:

  Net income of $12.2 million and diluted earnings per share (EPS) of $0.36, compared to $10.6 million and $0.31 per share, respectively, for 2Q22
  Core net income(1) of $12.9 million and core diluted EPS(1) of $0.38, compared to $10.6 million and $0.31 per share, respectively, for 2Q22
  Loan production volume of $258.6 million in unpaid principal balance (UPB), a decrease of 41.9% from 2Q22
  Total loan portfolio of $3.7 billion as of June 30, 2023, an increase of 20.4% from June 30, 2022
  Nonperforming loans as a percentage of Held for Investment (HFI) loans was 10.0% as of June 30, 2023, an increase from 8.2% as of June 30, 2022
  Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled $50.1 million in UPB, realizing gains of $1.5 million or 103.0% of UPB resolved
  Portfolio net interest margin (NIM) of 3.24%, compared to 4.10% for 2Q22
  Completed two securitizations in 2Q23. The VCC 2023-2 securitization totaling $202.2 million of securities issued, and the VCC 2023-1R (Re-REMIC) totaling $64.8 million of securities issued
  Liquidity(2) of $72.0 million as of June 30, 2023
  Book value per common share of $12.57 as of June 30, 2023, an increase from $11.26 as of June 30, 2022

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 3, 2023--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $12.2 million and core net income of $12.9 million for 2Q23, compared to net income of $10.6 million and core net income of $10.6 million in 2Q22. Earnings and core earnings per diluted share were $0.36 and $0.38, respectively, for 2Q23, compared to $0.31 and $0.31, for 2Q22.

“Velocity once again delivered strong quarterly earnings driven by 20% year-over-year portfolio growth,” said Chris Farrar, President and CEO. “Our second quarter results included solid portfolio net interest income and strong growth in other operating income driven by fair value gains and fees from loan production activity. Production volumes rebounded in the second quarter as forecast, increasing 19% quarter-over-quarter, with a weighted average coupon of 11%. We have been successful in mitigating much of the impact of higher rates by increasing loan coupons and volume simultaneously this quarter, which is a testament to the strong demand for investor properties and the skill of our loan origination team.”

(1) Core income and Core EPS are a non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.
(2) Liquidity includes unrestricted cash reserves of $34.0 million and available liquidity in unfinanced loans of $38.0 million.

Second Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	2Q 2023	2Q 2022	$ Variance	% Variance
Pretax income	$16,824	$14,790	$2,034	14%
Net income	$12,183	$10,645	$1,538	14%
Diluted earnings per share	$0.36	$0.31	$0	14%
Core net income(a)	$12,928	$10,645	$2,283	21%
Core diluted earnings per share(a)	$0.38	$0.31	$0.07	21%
Pretax return on equity	16.81%	16.57%	n.a.	1%
Core pretax return on equity(a)	17.79%	16.57%	n.a.	7%
Net interest margin - portfolio	3.24%	4.10%	n.a.	(21)%
Net interest margin - total company	2.78%	3.54%	n.a.	(21)%
Average common equity	$400,441	$357,218	$43,223	12%

(a) Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.
n.a.- not applicable

Discussion of results:

  Net income in 2Q23 was $12.2 million, compared to $10.6 million for 2Q22
    Driven by continued strong portfolio growth, NPL resolution activity and higher other operating income, partially offset by securitization costs and higher operating expenses
  Core net income(1) was $12.9 million, compared to $10.6 million for 2Q22

    Core adjustments included equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP)

  Portfolio NIM in 2Q23 was 3.24%, compared to 4.10% for 2Q22, resulting from increased funding costs, partially offset by rising portfolio yields from higher loan coupons on recent loan production
  The GAAP pretax return on equity was 16.8% for 2Q23, compared to 16.6% for 2Q22

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	2Q 2023	2Q 2022	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$2,016	$1,517	$499	33%
Mixed Use	452	410	43	10%
Multi-Family	304	289	14	5%
Retail	322	298	24	8%
Warehouse	235	217	19	9%
All Other	391	359	32	9%
Total	$3,720	$3,090	630	20%
Held for Sale
Multi-Family	$-	$-	$-	0%
Total Managed Loan Portfolio UPB	$3,720	$3,090	$630	20%
Key loan portfolio metrics:
Total loan count	9,541	7,779
Weighted average loan to value	68.2%	68.2%
Weighted average coupon	8.40%	7.53%
Weighted average total portfolio yield	8.24%	7.97%
Weighted average portfolio debt cost	5.58%	4.34%

Discussion of results:

  Velocity’s total loan portfolio was $3.7 billion in UPB as of June 30, 2023, an increase of 20.4% from $3.1 billion in UPB as of June 30, 2022

    Primarily driven by 32.9% Y/Y growth in loans collateralized by Investor 1-4 Rental properties and secondarily 10.4% Y/Y growth in Mixed Use properties

    Approximately 75% of the loans in Velocity’s HFI portfolio are collateralized by properties that have a housing component (Investor 1-4 Rental, Multifamily and Mixed Use)

    Loan prepayments totaled $105.8 million, a 21.6% Q/Q increase, and a 26.1% Y/Y decrease

  The UPB of Fair Value (FVO) loans was $688.1 million in UPB, or 18.5% of total HFI loans, as of June 30, 2023, an increase from $1.3 million in UPB, or 0.05% as of June 30, 2022

    The company elected fair value accounting treatment for new HFI loan originations effective October 1, 2022

  The weighted average portfolio loan-to-value ratio was 68.2% as of June 30, 2023, unchanged from 68.2% as of June 30, 2022, and consistent with the five-quarter trailing average of 68.3%
  The weighted average total portfolio yield was 8.24% for 2Q23, an increase of 27 bps from 2Q22, driven by higher loan coupons on YTD 2023 loan production
  Portfolio-related debt cost for 2Q23 was 5.58%, an increase of 124 bps from 2Q22, driven by higher interest rates on securitization and warehouse financing

LOAN PRODUCTION VOLUMES
($ in millions)	2Q 2023	2Q 2022	$ Variance	% Variance
Investor 1-4 Rental	$163	$254	$(90)	(36)%
Traditional Commercial	73	164	(91)	(55)%
Short-term loans	22	28	(6)	(21)%
Total loan production	$259	$445	$(187)	(42)%

Acquisitions	$-	$0.5

Discussion of results:

  Loan production in 2Q23 totaled $258.6 million in UPB, a 41.9% decrease from $445.4 million in UPB in 2Q22

    Management’s decision to reduce production, along with higher interest rates, decreased volume from year-ago levels. On a Q/Q basis, production volume rose 19.2% from 1Q23.

  The weighted average coupon (WAC) on 2Q23 HFI loan production was 11.0%, an increase of 325 bps from 2Q22
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	2Q 2023	2Q 2022	$ Variance	% Variance
Nonperforming loans(a)	$ 371,154	$ 252,253	$ 118,901	47%
Average Nonperforming Loans	$ 328,897	$ 257,646	$ 71,251	28%
Nonperforming loans % total HFI Loans	10.0%	8.2%	n.a.	22%
Total Charge Offs	$ 717	$ 38	$ 679	n.m.
Charge-offs as a % of Avg. Nonperforming Loans(b)	0.87%	0.06%	n.a.	n.m.
Loan Loss Reserve	$ 4,626	$ 4,905	$ (279)	(6)%

(a) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b) Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
n.a.- not applicable, n.m. - non meaningful

Discussion of results:

  Nonperforming loans (NPL) totaled $371.2 million in UPB as of June 30, 2023, or 10.0% of loans HFI, compared to $252.3 million and 8.2%, respectively, as of June 30, 2022

    NPL growth is driven by portfolio seasoning of prior year’s originations and an aggressive collection philosophy that places loans in foreclosure quickly for early delinquencies

  Charge-offs in 2Q23 totaled $716.6 thousand, compared to $37.8 thousand in 2Q22

    The trailing five-quarter charge-off average was $279.6 thousand

  The loan loss reserve totaled $4.6 million as of June 30, 2023, a 5.7% decrease from $4.9 million as of June 30, 2022

    Resulting from the run-off of the amortized cost HFI loan portfolio and a modestly improved macroeconomic outlook.

    Loans carried at fair value are not subject to a CECL reserve

NET REVENUES
($ in thousands)	2Q 2023	2Q 2022	$ Variance	% Variance
Interest income	$74,897	$59,243	$15,653	26%
Interest expense - portfolio related	(45,451)	(28,752)	(16,699)	58%
Net Interest Income - portfolio related	29,446	30,491	(1,045)	(3)%
Interest expense - corporate debt	(4,139)	(4,182)	43	(1)%
Net Interest Income	$25,307	$26,310	$(1,003)	(4)%
Loan loss provision	(298)	(279)	(18)	7%
Gain on disposition of loans	1,237	1,777	(539)	(30)%
Unrealized gain on fair value loans	2,413	6	2,407	n.m.
Unrealized gain (loss) on fair value of securitized debt	5,560	-	5,560	n.m.
Origination income	2,735	553	2,182	395%
Bank interest income	1,188	-	1,188	n.m.
Other operating income (expense)	903	1,257	(354)	(28)%
Total Other operating income (expense)	$14,036	$3,592	10,444	291%
Net Revenue	$39,046	$29,622	$9,423	32%
n.m. - non meaningful

Discussion of results:

  Net Revenue in 2Q23 was $39.0 million, an increase of 31.8% compared to $29.6 million for 2Q22
  Total net interest income, including corporate debt interest expense, was $25.3 million for 2Q23, a 3.8% decrease from $26.3 million for 2Q22
    Portfolio net Interest income was $29.4 million for 2Q23, a decrease of 3.4% from 2Q22 resulting from a $16.7 million increase in interest expense, partially offset by $15.7 million of interest income growth

  Total other operating income includes gains on the disposition of loans, unrealized gains/(losses) on fair value loans and securitized debt, origination income, bank interest income on deposits and other operating income, and totaled $14.0 million for 2Q23 compared to $3.6 million for 2Q22

    Gain on disposition of loans totaled $1.2 million for 2Q23, primarily resulting from gains on loans transferred to REO

    Unrealized gains on the fair value of loans totaled $2.4 million for 2Q23, primarily resulting from gains on 2Q23 new production, partially offset by valuation decreases on the existing FVO portfolio due to higher long-term interest rates

    Unrealized gains on the fair value of securitized debt totaled $5.6 million for 2Q23, primarily driven by an increase in long-term rates as of June 30, 2023

    Origination income totaled $2.7 million, driven by fee income realized on loans originated in 2Q23

OPERATING EXPENSES
($ in thousands)	2Q 2023	2Q 2022	$ Variance	% Variance
Compensation and employee benefits	$10,670	$6,553	$4,116	63%
Origination (income)/expense	122.8	1,504	(1,381)	(92)%
Securitization expenses	2,699	-	2,699	n.m .
Rent and occupancy	458	426	32	7%
Loan servicing	4,267	3,290	977	30%
Professional fees	1,056	1,062	(6)	(1)%
Real estate owned, net	1,018	(251)	1,269	(505)%
Other expenses	1,931	2,248	(318)	(14)%
Total operating expenses	$22,222	$14,832	$7,390	50%
n.m. - non meaningful

Discussion of results:

  Operating expenses totaled $22.2 million for 2Q23, an increase of 49.8% from 2Q22. The variance to prior year results is primarily attributable to our fair value accounting election in 4Q22.

    Compensation expense totaled $10.7 million, compared to $6.6 million for 2Q22. In 2Q23, compensation expense related to loan originations was expensed as incurred under fair value accounting rather than deferred over the life of the loan under amortized cost accounting for 2Q22.

    Origination (income)/expenses totaled $0.1 million, a $1.4 million improvement from 2Q22, resulting from successful initiatives to increase operational efficiencies

    Securitization expenses totaled $2.7 million. Securitization issuance costs are now expensed under fair value accounting and were deferred in 2Q22.

    Loan servicing expense totaled $4.3 million, an increase of $1.0 million from 2Q22, driven primarily by the increase in securitization debt outstanding to $3.1 billion as of June 30, 2023, from $2.5 billion as of June 30, 2022

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	6/30/2023	W.A. Rate	6/30/2022	W.A. Rate
2016-1 Trust	319,809	$17,704	9.29%	$28,021	8.24%
2017-2 Trust	245,601	51,930	3.95%	68,749	3.59%
2018-1 Trust	176,816	36,882	4.07%	52,281	3.95%
2018-2 Trust	307,988	87,984	4.51%	108,845	4.36%
2019-1 Trust	235,580	83,435	4.04%	103,860	3.92%
2019-2 Trust	207,020	76,284	3.45%	98,792	3.37%
2019-3 Trust	154,419	63,278	3.29%	81,996	3.10%
2020-1 Trust	248,700	121,074	2.86%	149,646	2.84%
2020-2 Trust	96,352	53,309	4.61%	67,446	4.59%
2021-1 Trust	251,301	183,089	1.76%	214,835	1.74%
2021-2 Trust	194,918	156,681	2.03%	185,448	2.01%
2021-3 Trust	204,205	167,652	2.46%	195,308	2.46%
2021-4 Trust	319,116	257,369	3.22%	291,181	3.14%
2022-1 Trust	273,594	246,883	3.93%	264,936	3.91%
2022-2 Trust	241,388	226,763	5.10%	240,076	5.08%
2022-MC1 Trust	84,967	39,862	6.90%	80,931	6.94%
2022-3 Trust	296,323	268,008	5.69%	294,768	5.67%
2022-4 Trust	308,357	289,929	6.25%
2022-5 Trust	188,754	177,075	7.07%
2023-1 Trust	198,715	189,763	7.02%
2023-1R Trust	64,833	63,390	7.73%
2023-2 Trust	202,210	199,864	7.17%
	$4,820,966	$3,058,208	4.72%	$2,527,119	3.77%

Discussion of results

  Completed the VCC 2023-1R (Re-REMIC) totaling $64.8 million of securities issued in April, collateralized by retained tranches from previous VCC securitizations
  Completed the VCC 2023-2 securitization totaling $202.2 million of securities issued in May, comprised of long-term business-purpose loans
  The weighted average rate on Velocity’s outstanding securitizations was 4.72% as of June 30, 2023, an increase of 95 bps from June 30, 2022

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2023		SECOND QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$13,485	$965	$16,934	$3,303
Paid current	19,771	280	17,407	129
REO sold (a)	4,836	(382)	2,107	816
Total resolutions	$38,092	$863	$36,448	$4,248

Resolutions as a % of nonperforming UPB		102.3%		111.7%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2023		SECOND QUARTER 2022
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$7,004	$318	$9,913	$976
Paid current	3,290	89	2,877	22
REO sold	1,672	222	1,262	500
Total resolutions	$11,966	$629	$14,052	$1,498

Resolutions as a % of nonperforming UPB		105.3%		110.7%

Grand total resolutions	$50,058	$1,492	$50,500	$5,746

Grand total resolutions as a % of nonperforming UPB		103.0%		111.4%

Discussion of results:

  2Q23 NPL resolutions represented 13.5% of nonperforming loan UPB as of March 31, 2023
  The UPB of loan resolutions in 2Q23 was in line with the recent five-quarter resolution average of $42.0 million in UPB

Velocity’s executive management team will host a conference call and webcast to review 2Q23 financial results on August 3rd, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing F1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on August 31, 2023, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #7682506. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 19 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, LLC
Consolidated Statements of Financial Condition

	Quarter Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	Unaudited	Unaudited	Audited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$33,987	$39,397	$45,248	$26,372	$46,250
Restricted cash	16,786	16,636	16,808	14,533	9,217
Loans held for sale, at fair value	-	18,081	-	16,569	-
Loans held for investment, at fair value	705,330	450,732	276,095	926	1,351
Loans held for investment	3,057,940	3,169,280	3,272,390	3,445,563	3,118,799
Total loans, net	3,763,270	3,638,093	3,548,485	3,463,058	3,120,150
Accrued interest receivables	22,602	20,931	20,463	18,333	15,820
Receivables due from servicers	63,896	64,133	65,644	66,992	75,688
Other receivables	1,306	2,188	1,075	1,962	1,320
Real estate owned, net	20,388	21,778	13,325	13,188	19,218
Property and equipment, net	3,023	3,209	3,356	3,495	3,632
Deferred tax asset	1,878	2,543	5,033	4,337	15,195
Mortgage Servicing Rights, at fair value	9,445	9,143	9,238	9,868	8,438
Goodwill	6,775	6,775	6,775	6,775	6,775
Other assets	7,789	12,268	13,525	18,453	11,036
Total Assets	$3,951,145	$3,837,094	$3,748,975	$3,647,366	$3,332,739

Liabilities and members' equity
Accounts payable and accrued expenses	$95,344	$84,976	$91,525	$75,150	$78,384
Secured financing, net	210,464	210,155	209,846	209,537	209,227
Securitized debt, net	2,622,547	2,657,469	2,736,290	2,651,895	2,477,226
Securitized debt, at fair value	381,799	194,941	-	-	-
Warehouse & repurchase facilities	235,749	298,313	330,814	340,050	208,390
Total Liabilities	3,545,903	3,445,854	3,368,475	3,276,632	2,973,227

Stockholders' Equity
Stockholders' equity	401,707	387,624	376,811	366,810	355,895
Noncontrolling interest in subsidiary	3,535	3,616	3,689	3,924	3,617
Total equity	405,242	391,240	380,500	370,734	359,512
Total Liabilities and members' equity	$3,951,145	$3,837,094	$3,748,975	$3,647,366	$3,332,739

Book value per share	$12.57	$12.18	$11.89	$11.61	$11.26

Shares outstanding	32,239(1)	32,112(2)	31,996(3)	31,922(4)	31,922(5)

(1)	Based on 32,238,715 common shares outstanding as of June 30, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 502,913.
(2)	Based on 32,111,906 common shares outstanding as of March 31, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 490,526.
(3)	Based on 31,955,730 common shares outstanding as of December 31, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(4)	Based on 31,921,721 common shares outstanding as of September 30, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.
(5)	Based on 31,921,721 common shares outstanding as of June 30, 2022, and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139.

Velocity Financial, LLC
Consolidated Statements of Income (Quarters)

	Quarter Ended
($ in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	Unaudited	Unaudited	Audited	Unaudited	Unaudited
Revenues
Interest income	$74,897	$70,521	$65,632	$63,419	$59,243
Interest expense - portfolio related	45,451	42,029	40,854	34,561	28,752
Net interest income - portfolio related	29,446	28,492	24,778	28,858	30,491
Interest expense - corporate debt	4,139	4,139	4,139	4,011	4,182
Net interest income	25,307	24,353	20,639	24,847	26,309
Provision for loan losses	298	636	(437)	580	279
Net interest income after provision for loan losses	25,009	23,717	21,076	24,267	26,030
Other operating income
Gain on disposition of loans	1,237	1,913	391	399	1,777
Unrealized gain on fair value loans	2,413	7,354	7,795	453	6
Unrealized gain (loss) on fair value securitizations	5,560	(170)	-	-	-
Origination income	2,735	2,411	3,521	518	553
Bank interest income	1,188	948	-	0	0
Other income (expense)	903	386	(288)	1,656	1,257
Total other operating income	14,036	12,842	11,419	3,027	3,592
Net revenue	39,046	36,560	32,495	27,294	29,622

Operating expenses
Compensation and employee benefits	10,670	10,008	11,793	6,788	6,553
Origination expenses	123	(50)	1,328	209	1,504
Securitizations expenses	2,699	2,584	-	-	-
Rent and occupancy	458	446	435	445	426
Loan servicing	4,267	3,828	3,244	3,314	3,290
Professional fees	1,056	955	1,091	664	1,062
Real estate owned, net	1,018	1,829	552	(195)	(251)
Other operating expenses	1,931	2,202	2,360	2,020	2,248
Total operating expenses	22,222	21,802	20,804	13,245	14,832
Income before income taxes	16,824	14,757	11,692	14,049	14,790
Income tax expense	4,602	4,021	3,465	3,759	4,019
Net income	12,222	10,736	8,227	10,290	10,771
Net income attributable to noncontrolling interest	39	87	(235)	307	126
Net income attributable to Velocity Financial, Inc.	12,183	10,649	8,462	9,983	10,645
Less undistributed earnings attributable to participating securities	185	160	127	152	164
Net earnings attributable to common shareholders	$11,998	$10,489	$8,335	$9,831	$10,481

Basic earnings (loss) per share	$0.37	$0.33	$0.26	$0.31	$0.33

Diluted earnings (loss) per common share	$0.36	$0.31	$0.25	$0.29	$0.31

Basic weighted average common shares outstanding	32,122	32,098	31,923	31,922	31,917

Diluted weighted average common shares outstanding	34,140	34,052	34,063	34,199	34,057

Velocity Financial, Inc.
Net Interest Margin — Portfolio Related and Total Company
(Unaudited)

	Quarter Ended June 30, 2023			Quarter Ended March 31, 2023			Quarter Ended June 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$3,477			$12,896			$62,987
Loans held for investment	3,634,093			3,512,133			2,910,693
Total loans	$3,637,570	$74,897	8.24%	$3,525,029	$70,521	8.00%	$2,973,680	$59,243	7.97%

Debt:
Warehouse and repurchase facilities	$238,027	5,910	9.93%	$225,497	4,833	8.57%	$318,960	4,115	5.16%
Securitizations	3,020,624	39,541	5.24%	2,926,153	37,196	5.08%	2,332,340	24,637	4.23%
Total debt - portfolio related	3,258,651	45,451	5.58%	3,151,650	42,029	5.33%	2,651,300	28,752	4.34%
Corporate debt	215,000	4,139	7.70%	215,000	4,139	7.70%	215,000	4,182	7.78%
Total debt	$3,473,651	$49,590	5.71%	$3,366,650	$46,168	5.49%	$2,866,300	$32,934	4.60%

Net interest spread - portfolio related (2)			2.66%			2.67%			3.63%
Net interest margin - portfolio related			3.24%			3.23%			4.10%

Net interest spread - total company (3)			2.53%			2.52%			3.37%
Net interest margin - total company			2.78%			2.76%			3.54%

(1) Annualized.
(2) Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3) Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc.
Adjusted Financial Metric Reconciliation to GAAP Net Income
(Unaudited)

Quarters:

Core Net Income
	Quarter Ended
($ in thousands)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022

Net Income	$12,183	$10,649	$8,462	$9,983	$10,645
Equity award & ESPP costs	745	728	656	-	-
Core Net Income	$12,928	$11,376	$9,118	$9,983	$10,645

Diluted weighted average common shares outstanding	34,140	34,052	34,063	34,199	34,057
Core diluted earnings per share	$0.38	$0.33	$0.27	$0.29	$0.31

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708